Exhibit 10.1



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO QUALITY FOOD BRANDS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                SECURED TERM NOTE

FOR VALUE RECEIVED, QUALITY FOOD BRANDS, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, on order, the sum of FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($4,750,000), together with any accrued and unpaid interest hereon, on May 18, 2012 (the "Maturity Date") if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (as amended, modified or supplemented from time to time, the "Purchase Agreement").

The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

1.1 Interest Rate. Subject to Sections 2.11 and 3.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to nine percent (9%). Interest shall be (i) calculated on the basis of a 360 day year,
(ii) payable monthly, in arrears, commencing on June 1, 2007 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a "Repayment Date").

1.2 Minimum Monthly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "Principal Amount") shall begin on December 1, 2007 and shall recur on the first business day of each succeeding month thereafter until the Maturity Date (each, an "Amortization Date"). Subject to Article 3 below, beginning on the first Amortization Date, the Borrower shall make monthly payments to the Holder on each Amortization Date, in the amount set forth opposite the period set forth in the table below within which such Amortization Date falls, together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note but have not been paid (each collectively, a "Monthly Amount"):

                        Period                                    Payment

December 1, 2007 through and including May 31, 2008                $15,000

June 1, 2008 through and including November 30, 2009               $20,000

December 1, 2009 through and including May 31, 2010                $30,000

June 1, 2010 through and including the Maturity Date               $35,000


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Any Principal Amount that remains  outstanding on the Maturity Date shall be due and payable on the Maturity Date. In addition to any other mandatory repayments pursuant to this Section 2.1, on each Excess Cash Flow Payment Date (as defined below), an amount equal to 50% of the Excess Cash Flow (as defined below) for the related Excess Cash Flow Payment Period (as defined below) that is in excess of $500,000 shall be applied as a mandatory repayment of the Obligations owing hereunder. The Company shall provide to Laurus in reasonable detail, the calculation and support for the determination of the respective Excess Cash Flow payment, which calculation and support shall be satisfactory to Laurus in its sole discretion. As used herein, (1) "Excess Cash Flow" shall mean, for any period of the Company, an amount (if positive) equal to (i) the sum of (A) the Company and its Subsidiaries' (if any) net income (loss) for such period, plus
(B) the Company and its Subsidiaries' (if any) interest expense for such period, plus (C) the Company and its Subsidiaries' (if any) provision for income taxes for such period, plus (D) the Company and its Subsidiaries' (if any) charges for amortization and depreciation for such period, minus (ii) the sum, without duplication of (A) voluntary and scheduled repayments of this Note made during such period, plus (B) the capital expenditures made by the Company and its Subsidiaries (if any) during such period (other than with the proceeds of loans made pursuant to the Security Agreement), plus (C) the interest expense of the Company and its Subsidiaries (if any) paid in cash during such period, plus (D) the current income taxes of the Company and its Subsidiaries (if any) paid in cash during such period, all as determined in accordance with GAAP; (2) "Excess Cash Flow Payment Date" shall mean the date occurring no later than 90 days after the last day of each fiscal year of the Company (commencing with the fiscal year of the Company ended December 31, 2007); and (3) "Excess Cash Flow Payment Period" shall mean, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Company. Any payments made in connection with the excess cash flow provisions set forth above shall be applied to outstanding principal owed in the inverse order of maturity and any such payments, to the extent and only to the extent that a Milfam Investment (as defined in the Purchase Agreement) has occurred, shall be split equally between the Holder hereto and Milfam I L.P. (in connection with that certain Secured Term Note issued to Milfam I L.P. by the Borrower on substantially similar terms as this Note on the same date hereof).

1.3 Mandatory Redemption. The total outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Borrower to the Holder under this Note, the Purchase Agreement and/or any Related Agreement shall be due and payable on the Maturity Date.

1.4 Optional Prepayment. At any time after the first to occur of (i) the closing of the Milfam Investment and (ii) August 31, 2007, the Company may prepay this Note, in whole or in part, without penalty or premium..

                                   ARTICLE II
                                EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may upon notice make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable (unless there will have occurred an Event of Default under subsection 2.6 in which case all such amounts will automatically become due and payable). In the event of such an acceleration or an Event of Default pursuant to subsection 2.6, the amount due and owing to the Holder shall be one hundred twenty percent (120%) of the outstanding principal amount of the Note (plus accrued and unpaid interest, fees and expenses, if any) (the "Default Payment"). If, with respect to any Event of Default, the Borrower cures the Event of Default prior to any such acceleration, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any fees and/or expenses due and payable to Holder pursuant to the Note, the Purchase Agreement and/or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

The occurrence of any of the following events set forth in Sections 2.1 through 2.8, inclusive, is an "Event of Default":

2.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith , and in any such case, such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

2.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrowers or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, any such case, such breach, if subject to cure, continues for a period of twenty (20) days after the occurrence thereof.

2.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

2.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $150,000 in the aggregate for all such money judgments, writs or similar final processes, and shall remain unvacated, unbonded or unstayed for a period of forty five (45) days.

2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

2.7 Failure to Deliver Replacement Note. The Borrower shall fail to deliver a replacement Note to Holder within ten (10) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

2.8 Default Under Related Agreements or Other Agreements. (I) The occurrence and continuance of any Event of Default (under, and as defined in (i) the Purchase Agreement, (ii) any Related Agreement, and/or (II) the occurrence of any other default in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Borrower (including, without limitation, obligations and indebtedness of the Company to Milfam I L.P. and/or Lloyd I Miller, III) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable.

                           DEFAULT RELATED PROVISIONS

2.9 Payment Grace Period. Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Borrower shall pay the Holder an additional default interest rate of four percent (4%) per annum on all amounts due and owing under the Note, which default interest shall be payable upon demand.

                                   ARTICLE III
                                  MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver; Cumulative Remedies. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be provided in accordance with the terms of the Purchase Agreement.

3.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the prior written consent of the Holder, any such purported assignment by the Borrower without such consent being null and void.

3.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity, unenforceability or meaning of any other provision of this Note . Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrowe's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

3.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.7 Security Interest and Guarantee. The Holder has been granted a security interest in certain assets of the Borrower and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof.

3.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

3.9 Cost of  Collection.  If  default is made in the  payment of this Note,  the
Borrower  shall  pay  to  Holder  reasonable  costs  of  collection,   including
reasonable attorneys' fees and expenses.

3.10 Subordination and Intercreditor Agreement. This Note is also subject to the terms and conditions of that certain Subordination and Intercreditor Agreement, dated as of the date hereof, by and among, the Borrower, the Holder, Milfam I L.P. and Lloyd I. Miller, III.


       [Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 18th day of May 2007.


                           QUALITY FOOD BRANDS, INC.


                           By:________________________________
                           Name:______________________________
                           Title:_______________________________

                           WITNESS:


                           _______________________________